Exhibit 15.1

德恒律师事务所	DeHeng Law Offices

12/F, Tower B, Focus Place, No.19 Finance Street	Tel: (86) 010-52682888
Beijing, P.R. China 100033	Fax: (86) 010-52682999
中国•北京西城区金融街19号富凯大厦B座12层	Website: www.Dehenglaw.com
邮编：100033	E-mail: DeHeng@Dehenglaw.com

April 28, 2022

To:	Lixiang Education Holding Co., Ltd.

No. 818 Hua Yuan Street

Liandu District, Lishui City

Zhejiang Province, 323000

People’s Republic of China

Dear Sirs,

We consent to the references to our firm under “Item 4. Information on the Company—C. Organizational Structure” included in Lixiang Education Holding Co., Ltd.’s annual report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022. We also consent to the filing with of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

For and on behalf of

DeHeng Law Offices

/s/ 张晓丹 (Zhang Xiaodan)

张晓丹 (Zhang Xiaodan)

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